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                                                                    Exhibit 10.5


                                      LEASE

      1. PARTIES. WESTERN PROPERTIES MASTER LLC, a Delaware limited liability company, ("LESSOR"), which expression shall include its heirs, successors and assigns where the context so permits, does hereby lease to ROWECOM INC., a Massachusetts corporation, ("LESSEE"), which expression shall include its successors, administrators, and assigns where the context so permits, and the LESSEE hereby leases and shall peaceably hold and enjoy the following described premises:

      2. PREMISES. Portions of the first and second floor, of the building at 60 Aberdeen Avenue, Cambridge, Middlesex County, Massachusetts, ("The Building") containing forty thousand and seventy-six (40,076) rentable square feet of space more or less, all as described in Exhibit A attached hereto and shown on the plan in said Exhibit A (the "Leased Premises"), together with all improvements therein and together with all appurtenances thereto, including but not limited to the right to use in common, with others entitled thereto, the entrances, lobby, hallways, stairways, loading docks, and elevators, necessary for access to and enjoyment of said Leased Premises.

      The Leased Premises shall have as appurtenant thereto: (a) the right to use in common with others entitled thereto, the entrances, lobbies, hallways, stairways, bathrooms, walkways, sidewalks, driveways, loading docks, elevators and other common facilities in the building containing any portion of the Leased Premises necessary for access to and enjoyment of the Leased Premises, or portion, and (b) the pipes, conduits, wires, and appurtenant equipment


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serving the Leased Premises, or portion thereof, in common with other portions of the building containing any part of the Leased premises, subject, however, to the following rights which are expressly excepted and reserved by LESSOR: (i) the right, from time to time and upon reasonable advance notice to LESSEE, to install, maintain, use, repair, relocate, place and replace utility lines, pipes, ducts, conduits, wires, gas, electric, or any other meters and fixtures located on or passing through any portion of the Leased Premises to serve other portions of the LESSOR's property of which the Leased Premises, or a portion thereof, are a part; (ii) the right to enter into, upon and across any portion of the Leased Premises, and upon reasonable advance notice to LESSEE, to exercise any reserved right of LESSOR hereunder or to complete LESSOR's construction in or adjacent to the Leased Premises, or part thereof, and the Building; and (iii) the right from time to time to make alterations or additions to the Building and to make additions to such buildings or improvements, and to permit others to do so from time to time and upon reasonable advance notice to LESSEE all as LESSOR may determine in its sole discretion, and without LESSEE's consent in any instance; any such alterations or additions being performed in a manner so as not unreasonably to interfere with the LESSEE's use and occupancy of the Leased Premises and access to the Leased Premises.

      Subject to LESSOR's reserved rights specified above, there shall be appurtenant to the Leased Premises the right to park three (3) passenger motor vehicles per every one thousand (1,000) rentable square feet occupied at any given time in the parking lot adjacent to the Building. By way of example, at full occupancy of 40,076 rentable square feet, LESSEE may use one hundred twenty
(120) spaces (40.076 times 3 = 120). LESSOR reserves the right, in its reasonable discretion, to designate the locations of the spaces to be utilized for such parking


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rights by written notice to LESSEE, and to change the location of any or all of such spaces, in its reasonable discretion, by notice to LESSEE at any time and from time to time as LESSOR shall determine in its reasonable discretion. The parking spaces provided hereunder need not be contiguous.

      3.1 TERM. The Term of this Lease shall be for a term ending on the last day of the eighty-fifth (85th) month, such term commencing on the Commencement Date. The Commencement Date shall be the sooner of:

            (a) the date the LESSEE first occupies space in the Building; or

            (b) May 1, 1999.

      3.1.1. PHASED OCCUPANCY. In the event (as is contemplated herein) that the LESSEE occupies a portion of the Leased Premises, then LESSEE shall have the right to commence use and occupancy of such portion of the Leased Premises subject to the terms and conditions of this Lease. [During the period of such partial use and occupancy, Base Rent and additional rent payable under Paragraphs 4 and 5 hereof shall be payable on a pro rata basis in the same proportion as the square footage of the space being used and occupied bears to the total square footage of the Leased Premises as outlined in Paragraph 4 below]. LESSOR shall deliver to LESSEE the following spaces on the following dates:

      Second floor (formerly Phar Lap) space (7,577 RSF) - May 1, 1999

      First floor (formerly IONA Technologies) space (19,872 RSF) - July 16,
      1999

      Second floor space (4,500 RSF) - June 1, 2000

      Second floor (formerly Phar Lap) space (8,127 RSF) - September 1, 2001


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      If the LESSOR for any reason cannot deliver possession of any of the above-referenced spaces by the corresponding delivery dates, there shall be an abatement of Base Rent and additional rent due on the space which has not been delivered on time under this Lease for the period between the delivery date and the time when LESSOR does deliver possession of the subject space, provided that if LESSOR fails to deliver possession of the 19,872 RSF first floor space on or before August 30, 1999, LESSEE shall have the option to terminate this Lease upon written notice to LESSOR on or before August 31, 1999. In the event that LESSOR fails to deliver possession of the 19,872 RSF first floor space by October 14, 1999 then LESSEE shall have the option to terminate this Lease upon written notice to LESSOR on or before October 15, 1999. In the event that LESSOR fails to deliver possession of the 19,872 RSF first floor space by October 14, 1999 because IONA has not vacated said space, then LESSOR shall have the option to terminate this Lease by written notice to LESSEE on or before October 15, 1999. If the LESSOR for any reason cannot deliver possession of any of the other above-referenced spaces within forty-five (45) days of the corresponding delivery dates, there shall be an additional one (1) day of free rent on that space for each day over the forty-five (45) days that the space was delivered late.

      3.2.1 CONDITION OF LEASED PREMISES. The Leased Premises shall be delivered to LESSEE in their current "as is" condition, in broom clean condition. In addition, LESSOR shall provide LESSEE with the following tenant improvement allowances on a space by space basis, said allowances to be made as reimbursements to LESSEE upon receipt by LESSOR of approved construction requisitions. Allowances for specified spaces shall become available


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thirty (30) days before the occupancy date of said space (as indicated in
Section 3.1.1 above). All work shall be performed in a good and workmanlike manner. LESSOR shall have the right to reasonably approve all interior work and shall have approval in its sole discretion of any work altering structural components of the Building. LESSEE acknowledges that the 4,500 square foot second floor space will require new HVAC installation as part of LESSEE's work in that space and that the cost of that work will be LESSEE's (and can be drawn out of LESSEE's tenant improvement allowance). The allowances are in the following amounts:

      First floor space (19,872 RSF)                  - $100,000

      Second floor space (1999 occupancy) (7,577 RSF) - $152,500

      Second floor space (2001 occupancy) (8,127 RSF) - $162,500

      Second floor bathrooms (June 1, 2001)           - $40,000

      Second floor space (2000 occupancy) (4,500 RSF) - $135,000

Any allowance funds not previously used in the build-out of an already occupied space may be requisitioned by LESSEE for other work during the term of this Lease.

      3.2.2 COMPLETION OF LANDLORD IMPROVEMENTS. Upon execution of this Lease, the LESSOR shall diligently pursue approvals for and construction of a passenger elevator from the first floor to the second floor, access to the elevator from the first floor space, and a second floor lobby. LESSOR shall use best efforts to obtain all necessary permits and approvals to commence such work. As part of the elevator construction, LESSOR shall create a second floor lobby, which space, upon full second floor occupancy by LESSEE in 2001, shall become part of LESSEE's Leased Premises. The LESSOR shall notify LESSEE in writing prior to obtaining permits for the construction and installation of such elevator and shall deliver copis of


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the plans to LESSEE showing locations of the elevator. Failure by LESSOR to complete said improvements on or before December 31, 1999 shall result in a rent reduction for LESSEE for each day after December 31, 1999 that the improvements are not completed (i.e. elevator is not in service) equal on an annual basis to $2.00 times the actual space occupied on the second floor by LESSEE (to be pro rated as appropriate for square footage occupied). For example, if LESSEE occupied 15,000 square feet for a year on the second floor, the rent reduction if the elevator were not complete would be $30,000 (representing 15,000 square feet times $2.00 per square foot).

      4. RENT. LESSEE covenants and agrees to pay to LESSOR annual base rent ("Base Rent") in the amounts set forth or provided for below, by equal payments of one-twelfth of such annual rate on the first day of each calendar month in advance, the first monthly payment to be made on the Commencement Date, and by payment, in advance, of a pro-rata portion of a monthly payment for any portion of a month at the beginning or end of the Term; all payments to be made to LESSOR or such agent, and at such place, as LESSOR shall from time to time in writing designate, the following being now so designated:

                          WESTERN PROPERTIES MASTER LLC
                                  PO BOX 382663
                            CAMBRIDGE, MA 02238-2663

      The annual Base Rent during the Term is the following:

            (a)   From June 1, 1999 through July 31, 1999, $ 197,002.00,
                  ($16,416.83 per month) (representing $26.00 per square foot times 7,577 square feet);

            (b)   From August 1, 1999 through May 31, 2000, $ 713,674.00
                  ($59,472.83 per month), (representing $26.00 per square foot times 27,449 square feet);

            (c)   From June 1, 2000 through August 31, 2001, $ 830,674.00
                  ($69,222.83 per month) (representing $26.00 per square foot times 31,949 square feet); and


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      Notwithstanding the Base Rent specified in subparagraph (a) above, the
Base Rent for the period June 1, 1999 until the first to occur of either (i) the lease is terminated pursuant to Paragraph 3.1.1 above or (ii) Iona vacates the first floor, the Base Rent shall be $174,271 per annum ($14,522.58 per month) (representing $23.00 per square foot times 7,577 square feet).

      Under no circumstances shall any allowance referred to in 3.2.1 be available to be drawn down by LESSEE until the first to occur of either (i) the lease is terminated pursuant to Paragraph 3.1.1 above or (ii) Iona vacates the first floor.


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            (d)   From September 1, 2001 through May 31, 2006, $ 1,041,976.00
                  ($86,831.33 per month) (representing $26.00 per square foot times 40,076 square feet);

      Each rent payment shall be due and payable on the first of the month for which the rent payment is applicable. Any installment not paid within five (5) days of when due will be subject to a late charge of five (5%) percent.

      5. RENT ADJUSTMENT - TAXES.

      5.1. LESSOR TO PAY TAXES. The LESSOR shall be responsible for the payment, before the same become delinquent, of all general and special taxes of every kind and nature, including assessments for local improvements, and other governmental charges which may be lawfully charged, assessed or imposed other than exclusively in areas occupied by tenants other than LESSEE (herein collectively called the "Taxes") upon the Building and land.

      At any time during the Term the present system of ad valorem taxation of real property shall be changed to that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on LESSOR a capital levy or other tax on the gross rents received with respect to the Building or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges to the extent so measured or based, shall be deemed to be included within the term "Taxes" but only to the extent that the same would be payable if the land and the Building were the only property of LESSOR.


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      5.2 LESSEE's SHARE OF TAXES. The LESSEE shall pay to the LESSOR, as additional rent, the LESSEE's Proportionate Building Share of any increase over the Fiscal Year 2000 (July 1, 1999 through June 30, 2000) Taxes. LESSEE's Proportionate Building Share shall be defined as follows:

      First floor space (19,872 RSF)                  49.59%

      Second floor space (1999 occupancy) (7,577 RSF) 18.90%

      Second floor space (2001 occupancy) (8,127 RSF) 20.28%

      Second floor space (2000 occupancy) (4,500 RSF) 11.23%

      5.3 RENT ADJUSTMENT - PAYMENT. Beginning with the fiscal year commencing on July 1, 2000 and in subsequent years during the Term of this Lease, LESSEE shall pay to the LESSOR monthly installments of one-twelfth of the amounts due to LESSOR under Paragraph 5.2 on account of projected Taxes for such year, calculated by the LESSOR on the basis of the best and most recent data available as set forth in a statement from LESSOR (and, when available, based upon the real estate tax bill covering any such period). Appropriate adjustments of estimated amounts shall be made between LESSOR and LESSEE promptly after LESSOR shall have received the tax bill covering any such period.

      5.4 TAX ADJUSTMENT. If the LESSOR or any other tenant (excluding LESSEE) in the Building shall construct an addition to the Building (other than as set forth in Paragraph 3.2.2 above), or construct improvements within the Building of unusual value so as to result in an increase in Taxes over the Taxes which would have been assessed to that Building but for such construction, there shall not be included in Taxes for purposes of this Lease the amount of such


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increase in Taxes unless such additions or improvements directly benefit the
LESSEE. If the LESSEE, or the LESSOR at the direction of the LESSEE, shall construct improvements within the Leased Premises, or any part thereof, of unusual value so as to result in an increase in Taxes over the Taxes which would have been assessed to the Building, or part, but for such unusually valuable improvements, the LESSEE shall be responsible for the payment of the full amount of such increase. In the event LESSOR seeks and receives any abatement on such Taxes, LESSOR shall refund to LESSEE its Proportionate Building Share of all abatements for any period of the Term, less LESSEE's Proportionate Building Share of LESSOR's out of pocket expenses for said abatement process.

      6. UTILITIES AND OTHER SERVICES.

            (a) The LESSEE shall pay charges for all heat, air-conditioning, electricity, and water and sewer use charges and all other utilities separately metered or sub-metered to the Leased Premises, and LESSEE shall be responsible for all utility company deposits applicable to the supply of such services to the Leased Premises. LESSEE shall also be responsible for the payment of its proportionate share of all water and sewer use and utilities not separately metered or sub-metered to the Leased Premises all as reasonably determined by LESSOR. Upon written request by the LESSOR, the LESSEE shall provide the LESSOR with evidence of payment of such charges. LESSEE shall defend, indemnify and hold LESSOR harmless from and against any claim or liability arising for such charges which LESSEE is responsible for. LESSEE hereby confirms that the existing electrical service provided by LESSOR to the Leased Premises is as


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follows: first floor - 800 amps; second floor - three (3) 200 amp services; and
second floor roof for HVAC units - 300 amps. All service is 120/208 volts, three
(3) phase, four (4) wire.

            (b) LESSOR agrees to furnish reasonable heat to the stairways, elevators and other common areas in the Building, or portions thereof, as necessary for comfortable occupancy and to provide lighting and life safety systems to passageways and stairways and all parking areas and walkways providing access from the Building to the parking area in the evening during customary business hours on regular business days, and to furnish ordinary repairs and cleaning of the common areas and facilities in and around the Building and including the parking lot and landscaped areas and removal of snow and ice reasonably promptly after snowfall and ice accumulation have ended to all walkways, access ways and approaches to the Building and the parking lots as is customary in or about similar buildings in Cambridge. Notwithstanding the above, during the time period LESSEE and Phar Lap Software Inc. ("Phar Lap") share occupancy of the second floor, Phar Lap shall continue to maintain the second floor common area (including restrooms) pursuant to its lease obligations with LESSOR. LESSOR shall not be liable to LESSEE for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of LESSOR or its agent entering the Leased Premises, or for LESSOR's repairing the Leased Premises if such repair is not performed by LESSEE, or for making repairs or renovations to any portion of the Building, however, the necessity may occur. In case LESSOR is prevented or delayed from making any such repairs or alterations, or supplying the utilities or services provided for herein, or performing any other covenant or duty to be performed on LESSOR's part, by reason of any cause beyond LESSOR's


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

control, LESSOR shall not be liable to LESSEE therefor, nor shall LESSEE be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in LESSEE's favor that such failure constitutes actual or constructive, total or partial, eviction from the Leased Premises, or any portion thereof LESSOR reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed. Notwithstanding the above provisions, in the event that LESSOR's failure to repair, alter or supply the utilities or services provided for herein, or the failure of LESSOR to perform any other covenant or duty required by this Lease (subject to the provisions of the Lease) continues for a period of greater than thirty (30) days, LESSEE shall have the right to make such repairs and offset the cost of such repairs against Base Rent.

            (c) To the extent that LESSOR has installed separate meters for all utilities including heat, electricity, water and sewer, and air-conditioning, the LESSEE shall pay its utility charges directly to the suppliers of such utility services, as billed by the LESSOR within ten (10) days of receipt of said bill and at least before the same become delinquent. If there are not separate meters, then LESSEE shall pay its pro rata share of the utility cost, as billed by LESSOR. The LESSEE shall have the right to audit said charges and payments upon reasonable notice.

      7. USE OF LEASED PREMISES. The LESSEE shall use the Leased Premises only for the purpose of general office, research and development associated with its software business and other appurtenant uses.

      8. COMPLIANCE WITH LAWS. The LESSEE acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof which shall be unlawful


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or be contrary to any law or any municipal by-law or ordinance in force in the city in the City of Cambridge. LESSEE shall keep the Leased Premises equipped with all safety appliances and shall procure and keep in force all licenses and permits required by law or ordinance of any public authority because of the uses made of the Leased Premises by LESSEE and shall maintain in good condition on the Leased Premises all safety and fire protection devices required by the Board of Fire Underwriters, or other body having similar functions, and of every insurance company and policy by which LESSOR or LESSEE is insured. If any use of the Leased Premises by LESSEE results in the cancellation of any insurances carried by LESSOR, or increases the cost thereof, the LESSEE shall on demand reimburse the LESSOR all extra insurance premiums incurred as a result of such use of the Leased Premises by the LESSEE. To the best of LESSEE's knowledge, it has not received any written notice from any governmental agency or department alleging that the premises are in violation of any law and/or ordinance.

      9. RISK OF LOSS OF PERSONAL EFFECTS. LESSEE acknowledges and agrees that all of the furnishings, equipment, effects and property of LESSEE and of all persons claiming by through or under LESSEE which may be on the Leased Premises or elsewhere in the Building, shall be at the sole risk and hazard of LESSEE and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by LESSOR, except that LESSOR shall in no event be indemnified or held harmless or exonerated from any liability to LESSEE or to any other person, arising from any injury, loss, damage or liability caused by LESSOR's intentional act or negligence or the intentional act or negligence of the agents, assigns or invitees of LESSOR.


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      9A. INSURANCE - WAIVER OF SUBROGATION. LESSOR agrees to keep the Building and LESSEE agrees to keep the Leased Premises, and all equipment, machinery and fixtures therein insured in amounts equal to the replacement cost of the same, against fire and other perils included in a standard extended coverage endorsement, and against breakdown of boilers and other machinery and equipment, and LESSEE agrees to procure and keep in force comprehensive general liability insurance indemnifying LESSEE against all claims and damages for any injury to or death of person or damage to property which may be claimed to have occurred upon or to have been caused by activities or conditions within the Leased Premises and indemnifying LESSOR to the extent any such claims and demands are the responsibility or obligation of LESSEE pursuant to this Lease or as a matter of law, in amounts not less than One Million ($1,000,000) Dollars for property damage, One Million ($1,000,000) Dollars for injury or death of one person, and Two Million ($2,000,000) Dollars for injury or death of more than one person in a single accident.

      All insurance required hereunder shall be written by insurance carriers qualified to do business and in good standing in Massachusetts and approved by LESSOR, which approval shall not be unreasonably withheld, delayed or conditioned. All policies of insurance, shall name LESSOR and LESSEE as the insured parties. Each required policy of insurance shall provide that, notwithstanding any act or omission of LESSEE which might otherwise result in forfeiture of said insurance: (A) it shall not be canceled nor its coverage reduced without at least ten (10) days prior written notice to each insured named therein, and (B) any proceeds shall be first payable to LESSOR or to holder of any mortgage encumbering the Leased Premises, as their respective interests may appear.


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

      As of the commencement of the Term hereof, and thereafter prior to the expiration dates of the expiring policies, the photocopies of the policies to be obtained by LESSEE hereto issued by the respective insurers or certificates thereof shall be delivered to LESSOR.

      Any insurance carried by either party with respect to the Leased Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury of loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

      10. MAINTENANCE OF PREMISES. The LESSEE agrees to maintain the Leased Premises in the same condition as they are at the commencement of the Term or as they may be put in during the Term of this Lease, reasonable wear and tear, damage by fire, other casualty and eminent domain, and matters for which LESSOR is responsible hereunder only excepted, to provide its own interior janitorial service, to install and maintain its own security system as it considers appropriate and, whenever necessary, to replace plate glass and other glass therein with that of the same quality as that damaged or injured. LESSOR shall maintain and pay for the maintenance of the HVAC System servicing the Leased Premises. The LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on or about the Leased Premises, which consent shall not be unreasonably withheld, conditioned or delayed. LESSEE shall have the right, subject to LESSOR's reasonable approval of size, to utilize upon their respective cessation of building occupancy the signage locations currently utilized by IONA


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Technologies Inc. and Phar Lap. LESSEE further covenants and agrees: to take all reasonably necessary actions to insure that smoke, fumes, vapors and odors will not permeate any building containing the Leased Premises and will be removed only through the exhaust and ventilating system servicing the Leased Premises;
to keep the Leased Premises free of pests, roaches and vermin; to keep all trash garbage and debris stored on the Leased Premises (and not in any other portions of the Building) in adequate covered containers, reasonably approved by LESSOR and placed in locations or areas reasonably approved by LESSOR in writing and to arrange for the regular removal thereof once each day; to provide for the frequent and adequate cleaning of the Leased Premises and all walls, floors, fixtures and equipment therein consistent with its use. LESSOR shall maintain in good condition the structural elements and the roof of the Building, the mechanical equipment and systems in the Building (other than such non-HVAC equipment and systems which are located within or exclusively serve the Leased Premises, and other than LESSEE's maintenance obligations otherwise provided herein), and the common areas of the Building.

      11. ALTERATIONS - ADDITIONS. The LESSEE shall not make structural alterations or additions to the Leased Premises, but may make nonstructural alterations and improvements having an aggregate cost of less than five thousand ($5,000.00) dollars without LESSOR's consent. All other nonstructural alterations and improvements may be made to the Leased Premises by LESSEE, provided the LESSOR consents thereto in advance in writing in each instance, which consent shall not be unreasonably withheld, conditioned or delayed provided that LESSOR is furnished with detailed plans and specifications reasonably approved by LESSOR. All such allowed alterations or additions shall be at LESSEE's expense (except to the

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extent of LESSOR's tenant improvement allowances as defined in Paragraph 3.2.1 above) and shall be in quality at least equal to the present first floor construction (although second floor construction does not require dropped ceilings if LESSEE so decides). LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and materials furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE, and shall cause any such lien to be released of record or bonded-off in a manner acceptable to LESSOR and its title insurance company forthwith without cost to LESSOR. Any alterations, or improvements made by the LESSEE, except for moveable partitions and furnishings, installed at the LESSEE's cost, shall become the property of the LESSOR at the termination of Lease as provided herein.

      With respect to all such LESSEE work, LESSEE further agrees as follows: that such work shall commence only after all required municipal and other governmental permits and authorizations have been obtained (the LESSOR agreeing to join in any application therefor at the LESSEE's expense, whenever necessary) and all such work shall be done in a good and workmanlike manner in compliance with building and zoning laws and with all other laws, ordinances, regulations and requirements of all federal, state and municipal agencies, and in accordance with the requirements and policies issued by any insurer of LESSOR or LESSEE; that all such work shall be prosecuted with reasonable dispatch to completion; that at all times when any such work is in progress, LESSEE shall maintain or cause to be maintained adequate worker's compensation insurance for those employed in connection therewith with respect to whom death or injury claims could be asserted against LESSOR, the LESSEE or the Leased Premises and comprehensive general liability or builder's risk insurance (for mutual benefit of

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LESSEE and LESSOR) in coverages reasonably approved by LESSOR; and that all such work of LESSEE shall be coordinated with any work being performed by LESSOR and other tenants of the building in which the work is taking place in such manner as to maintain harmonious labor relations and not to interfere with the operation of the Building or the Complex or the construction work of others.

      12. ASSIGNMENT - SUBLETTING. The LESSEE shall not assign or sublet the whole or any part of the Leased Premises without the LESSOR's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Except, however, such consent is not required for a Sublease to any entity which is majority-owned by the Sublessor. Notwithstanding the foregoing provision, LESSEE may, without the consent of (but upon notice to) LESSOR, assign this Lease or sublet all or a part of the Leased Premises to a business entity which (a) acquires the LESSEE through acquisition or merger, (b) is the parent business of LESSEE, (c) is an affiliated (by stock ownership) business entity of LESSEE and/or (d) is a majority-owned business subsidiary of LESSEE. Notwithstanding such consent or assignment or subletting, LESSEE shall remain liable to LESSOR for the payments of all rent and for the full performance of the covenants and conditions of this Lease. LESSOR shall share equally with LESSEE in the receipt of any sublet proceeds in excess of LESSEE's pro rata rent cost to LESSOR after deducting LESSEE's sublet costs including but not limited to brokerage fees, legal fees, and tenant improvement costs for the portion of the Leased Premises being sublet.

      12A. QUIET ENJOYMENT COVENANT OF TITLE. The LESSEE, on paying the rent and other charges hereunder, as and when the same shall become due and payable and observing and performing the covenants, conditions and agreements contained in this Lease on the part of the LESSEE to be observed and performed, all as herein provided, shall and may lawfully, peaceably and quietly have, hold and enjoy the Leased Premises during the Term, subject to all of the terms and provisions hereof, without hindrance, ejection or disturbance by the LESSOR or by any person or persons claiming by, through or under the LESSOR or by anyone claiming paramount title.

      13. SUBORDINATION.

      13.1 (a) SUBORDINATION AND ATTORNMENT. This Lease is subject and subordinate to all mortgages and superior leases provided that the LESSOR, LESSEE and any mortgage lender on premises execute and deliver a Subordination, Non-Disturbance and Attornment agreement in substantially the same form as Exhibit B annexed hereto, and, at the request of any mortgagee or LESSOR, LESSEE shall attorn to such mortgagee or LESSOR, its successors in interest or any purchaser in a foreclosure sale.

            (b) If a LESSOR or mortgagee or any person or entity shall succeed to the rights of LESSOR under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of the successor LESSOR and upon such successor LESSOR's written agreement to accept LESSEE's attornment and to recognize LESSEE's interest under this Lease, LESSEE shall be deemed to have attorned to and recognized such successor LESSOR as the LESSOR under this Lease. The provisions of this Article are self-operative requiring no further instruments to give effect thereto; provided, however, LESSEE shall promptly execute and deliver any instrument that such successor LESSOR may reasonably request (i) evidencing such attornment,
(ii) setting forth the terms and conditions of LESSEE's tenancy, and (iii) containing such other terms and conditions as may be required by such mortgagee or LESSOR, provided such terms and conditions do not materially increase LESSEE's obligations or materially and adversely affect the rights of LESSEE under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor LESSOR and LESSEE upon all of the terms, conditions and covenants set forth in this Lease except that such successor LESSOR shall not:

                  (i) be liable for any act or omission of LESSOR (except to the extent such act or omission continues beyond the date when such successor LESSOR succeeds to LESSOR's interest and LESSEE gives notice to successor LESSOR of such act or omission);

                  (ii) be subject to any defense, counterclaim, setoff or offset which LESSEE may have against LESSOR;

                  (iii) be bound by any prepayment of more than one month's Rent to any prior LESSOR;

                  (iv) be bound by any obligation to make any payment to LESSEE which was required to be made prior to the time such successor LESSOR succeeded to LESSOR's interest;

                  (v) be bound by any obligation to perform any work or to make improvements to the Premises except this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or awards, respectively, actually make available to such successor LESSOR, or

                  (vi) be bound by any modification, amendment or renewal of this Lease made without successor LESSOR's consent.

      13.2 MORTGAGE AND/OR SUPERIOR LEASE DEFAULTS. LESSEE shall not cause a default under any superior lease or mortgage, or omit to do anything that LESSEE is obligated to do under the terms of this Lease so as to cause LESSOR to be in default thereunder. Any mortgagee may elect that this Lease shall have priority over the mortgage that it holds and, upon notification to LESSEE by such mortgagee, this Lease shall be deemed to have priority over such mortgage, regardless of the date of this Lease. In connection with the financing of the real property, the Building or the interest of the LESSEE under any superior Lease, LESSEE shall consent to any reasonable modifications of this Lease requested by any lending institution provided such modifications do not materially increase the obligations, or materially and adversely affect the rights, of LESSEE under this Lease.

      13.3 LESSEE's TERMINATION RIGHT. As long as any superior lease or mortgage shall exist, LESSEE shall not seek to terminate this Lease by reason of any act or omission of LESSOR (i) until LESSEE shall have given written notice of such act or omission to all LESSORS and/or mortgagees, and (ii) until a period of thirty (30) days shall have elapsed following the giving of such notice and the expiration of the LESSOR's time within which to remedy such act or omission, during which period such LESSORS and/or mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission.

      13.4 PROVISIONS. The provisions of this Article shall (i) inure to the benefit of

LESSOR, any future owner of the Building or the real property, LESSOR or mortgagee and any sublessor thereof and (ii) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such superior lease or mortgage.

      14. LESSOR'S ACCESS. The LESSOR or agents of the LESSOR may, at reasonable times, upon reasonable prior notice to LESSEE, enter to view the Leased Premises, and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect or be required to do, and may show the Leased Premises to others, with reasonable prior notice at any time within six (6) months before the expiration of the term, may affix to any suitable part of the Leased Premises a notice for letting or selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation.

      15. INDEMNIFICATION AND LIABILITY. The LESSEE shall defend, save harmless and indemnify LESSOR from any claims of liability for injury, loss, accident or damage to any person or property while on the Leased Premises, if not due to the negligence or intentional act of LESSOR, or LESSOR's employees, assigns or agents, and to any person or property anywhere occasioned by any omission, fault, negligence or other misconduct of LESSEE and persons for whose conduct LESSEE is legally responsible.

            The LESSOR shall defend, save harmless and indemnify LESSEE from any claims of liability for injury, loss, accident or damage to any person or property while on the common areas, if not due to the negligence or intentional act of LESSEE, or LESSEE's employees, assigns or agents, and to any person or property anywhere occasioned by any omission, fault, negligence or other misconduct of LESSOR and persons for whose conduct LESSOR is legally responsible

** The foregoing indemnity is expanded to include Exhibit "C" attached hereto.

until such time as LESSEE leases the entire building. The within indemnity from LESSOR specifically includes damages for the environmental issues discussed in Paragraph 26 below. **

      16. HOLDING OVER. LESSEE agrees to pay to LESSOR one and one-half times the total of the Base Rent set forth in Paragraph 4 in effect for the period immediately prior to LESSEE's holding over and one and one-half times the additional rent provided for under this Lease then applicable for each month or portion thereof LESSEE shall retain possession of the Leased Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by LESSOR on account thereof, the provisions of this Paragraph shall not operate as a waiver by LESSOR of any right of reentry provided in this Lease.

      16A. FURTHER LESSEE COVENANTS. LESSEE further covenants and agrees during the Term and such further time as LESSEE holds any part of the Leased Premises:

            (a) to pay when due all rent and other sums herein specified, without offset, deduction or counterclaim except as otherwise specifically provided in this Lease;

            (b) not to obstruct in any manner any portion of any building not hereby leased or the sidewalks or approaches to such building or any inside windows or doors;

            (c) that neither the original LESSOR nor any successor LESSOR who or which is a trustee or a partnership, nor any beneficiary or member of the original LESSOR or any successor LESSOR nor any partner, general or limited, or such partnership shall be personally liable under any term, condition, covenant, obligation or agreement expressed herein or implied hereunder or for any claim or damage or cause at law or in equity arising out of the occupancy of the Leased Premises or the use or maintenance of the Building and LESSEE specifically agrees to look solely to the LESSOR's interest in the Building for the recovery of any judgment against LESSOR; and

            (d) if any payment of rent or other sums due hereunder is not paid within five (5) days of when due, LESSEE shall pay to LESSOR a late charge equal to five (5%) percent of the unpaid amount per month, or part thereof, that such amount remains unpaid.

      17. FIRE. CASUALTY.

      17.1 DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE." The term "substantial damage", as used herein, shall refer to damage which is of such a character that the same cannot, in ordinary course, be expected to be repaired within ninety (90) calendar days from the time that such repair work would commence. Any damage which is not "substantial damage "is "partial dam age." In the event of substantial damage to the Building, the LESSOR shall notify the LESSEE as soon as is practicable and in no event later than thirty (30) days after such damage of LESSOR's estimated time for repair of such damage.

      17.2 PARTIAL DAMAGE TO THE BUILDING. If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with the LESSEE's use of the Leased Premises as contemplated by this Lease, the LESSOR shall, to the extent insurance proceeds are available to LESSOR, promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage. Notwithstanding the foregoing, if there shall be partial damage to the Building, and if such damage shall materially interfere with LESSEE's use of the Leased Premises as contemplated by this Lease occurring during the last twelve (12) months of the Lease Term of such a character that the same cannot, in ordinary course, be expected to be repaired within thirty (30) days from the time such repair work would begin, the LESSEE may, within ten (10) days of the date of such damage, elect to terminate this Lease. If such election is not made, the LESSOR shall promptly proceed with such restoration.

      17.3 SUBSTANTIAL DAMAGE TO THE BUILDING. If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with the LESSEE's use of the Leased Premises as contemplated by this Lease, the LESSOR shall, to the extent insurance proceeds are available to LESSOR, promptly restore the Building to an architectural unit that is not less suitable than that which existed prior to such fire or casualty, unless the LESSOR or the LESSEE, within forty-five (45) days after the occurrence of such damage, shall give notice to the other of its election to terminate this Lease. If at any time during such forty-five (45) day period the LESSOR notifies the LESSEE of its intention to restore the Building, the LESSEE must then give notice to the LESSOR, within ten (10) days of its receipt of the LESSOR's notice of intention to restore the Building, as to whether the LESSEE will elect to terminate the Lease. Should the LESSEE fail to elect to terminate the Lease within such ten (10) day period, the LESSEE's right to terminate under this Paragraph 17.3 shall expire. If the LESSOR proceeds with the restoration of the Building and if such damage shall not have been repaired to the extent necessary for the LESSEE to resume its normal business operations at the Leased Premises by the end of the 180th day following the date of such fire or casualty, or if the LESSOR shall fail diligently to cause such repair and restoration work to be performed, then the LESSEE may, at any time thereafter while the damage remains unrepaired, terminate this Lease upon notice to the LESSOR. If the LESSOR or the LESSEE shall give such notice of termination, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      17.4 ABATEMENT OF RENT. If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with the LESSEE's use of the Leased Premises as contemplated by this Lease, a just proportionate amount of the Base Rent, additional rent and other charges payable by the LESSEE hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with the LESSEE's use of the Leased Premises.

      17A. EMINENT DOMAIN. If the Building is totally taken by condemnation or right of eminent domain, this Lease shall terminate as of the date of such taking. If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable in the LESSEE's reasonable judgment for the LESSEE's purposes, shall be taken by condemnation or right of eminent domain (including a temporary taking in excess of 180 days), the LESSEE or the LESSOR shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than (10) days after the LESSEE has been deprived of possession.

      Should any part of the Building be so taken or condemned or receive such damage and should this Lease not be terminated in accordance with the foregoing provisions, the LESSOR shall, to the extent condemnation proceeds are available to LESSOR, promptly restore the Leased Premises to an architectural unit that is suitable to the uses of the LESSEE permitted hereunder.

      In the event of a taking described in this Paragraph 17A, the rent and other charges payable hereunder, or a fair and just proportion thereof according to the nature and extent of the loss or use, shall be suspended or abated.

      The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Leased Premises for any taking by eminent domain, except for damage to the LESSEE's trade fixtures, personal property or equipment, if any, the LESSEE's right to relocation expenses, if any, and the LESSEE's right for business interruption, if any.

      18. DEFAULT AND BANKRUPTCY. In the event that:

            (a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified; or

            (b) The LESSEE shall default in the observance or performance of the LESSEE's covenants, agreements, or obligations hereunder (except as provided in Paragraph 18(a) above) and the LESSEE shall not cure such default within thirty
(30) days after written notice thereof or if such default cannot be cured within thirty (30) days, then if LESSEE shall not commence to cure the same within thirty (30) days and diligently pursue the curing of the same; or

            (c) LESSEE or any guarantor of LESSEE's obligations under this Lease makes a general assignment for the benefit of creditors, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law; or if such a petition is filed against LESSEE or any guarantor of LESSEE's obligations under this Lease and is not dismissed within sixty (60) days; or if a receiver or similar officer becomes entitled to LESSEE's leasehold hereunder and it is not returned to LESSEE within sixty (60) days, or if such leasehold is taken on execution or other process of law in any action against LESSEE;

      then in any such case the LESSOR shall have the right after the expiration of any applicable grace or cure periods set forth herein, while such default continues, to reenter and take complete possession of the Leased Premises, to declare the term of this Lease ended, and remove the LESSEE's effects at LESSEE's sole cost and expense, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss and reasonable payment of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term, such as Base Rent, additional rent and other charges to be paid in the same increments and on the same dates and terms as provided herein. In the event of default, LESSOR shall use its reasonable efforts to re-let the Leased Premises so as to mitigate any damages to the LESSEE hereunder.

      If the LESSEE shall default, in the observance or performance of any conditions or covenants on its part to be observed or performed under or by virtue of any of the provisions of this Lease and after the expiration of any period within which the LESSEE is entitled to cure such default as is provided above in this Paragraph 18, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees, (except for unsuccessful suits against the LESSEE) in instituting, prosecuting, or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of twelve (12%) per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

      Nothing contained in this Lease shall limit or prejudice the right of LESSOR to claim and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which the damages are to be claimed or proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

      18A. DEFAULT OF LESSOR AND MORTGAGE RIGHTS. LESSOR shall in no event be in default in the performance of any of LESSOR's obligations hereunder unless and until LESSOR shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after receipt of written notice by LESSEE to LESSOR properly specifying wherein LESSOR has failed to perform any such obligation. LESSEE agrees to give any mortgagee, by registered mail, a copy of any notice of default served upon the LESSOR, provided that prior to such notice the LESSEE has been notified in writing of the identity and address (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee. The LESSEE further agrees that if the LESSOR shall have failed to cure such default within the time provided for in this Lease, then the mortgagee shall have an additional thirty
(30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within thirty
(30) days the mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

      18B. BANKRUPTCY OR INSOLVENCY.

            (a) LESSEE's INTEREST NOT TRANSFERABLE. Neither LESSEE's interest in this Lease nor any estate hereby created in LESSEE nor any interest herein or therein shall pass to any trustee, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC Sec. 101, et seq.) or to any receiver or assignee for the benefit of creditors or otherwise by operation of law.

            (b) TERMINATION OF LEASE. Notwithstanding anything to the contrary contained in this Lease, in the event the interest or estate created in LESSEE hereby shall be taken in execution or by other process of law or if LESSEE or LESSEE's guarantor, if any, or LESSEE's executors, administrators or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state law of an order for the relief of such entity shall be entered pursuant to the Bankruptcy Code, or if a receiver or trustee of the property of LESSEE or LESSEE's guarantor, if any, shall be appointed by reason of the insolvency or inability of LESSEE or LESSEE's guarantor, if any, to pay its debts or if a general assignment shall be made of the property of LESSEE or LESSEE's guarantor, if any, for the benefit of creditors, then and in any such events this Lease and all rights of LESSEE hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally established herein and fixed for the expiration of the term and LESSEE shall vacate and surrender the Leased Premises but shall remain liable as herein provided.

            (c) LESSEE's OBLIGATION TO AVOID CREDITORS' PROCEEDINGS.

LESSEE or LESSEE's guarantor, if any, shall not cause or give cause for the appointment of a trustee or receiver of the assets of LESSEE or LESSEE's guarantor, if any, and shall not make a general assignment for the benefit of creditors or become or be adjudicated insolvent. The allowance of any petition under any insolvency law, except under the Bankruptcy Code or the appointment of a trustee or receiver of LESSEE or LESSEE's guarantor, if any, or of the assets of either of them, shall be conclusive evidence that LESSEE caused or gave cause therefor, unless such allowance of the petition or the appointment of a trustee or receiver is vacated within ninety (90) days after such allowance or appointment. Any act described in this paragraph shall be deemed a material breach of LESSEE's obligations hereunder and this Lease shall thereupon automatically terminate. LESSEE does, in addition, reserve any and all other remedies provided in this Lease or in the law.

            (d) RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE. Upon the filing of a petition by or against LESSEE under the Bankruptcy Code, LESSEE, as debtor and as debtor-in-possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of LESSEE under this Lease including, but not limited to, the manner of operation of this Lease, until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly, in advance, on the first day of each month, as reasonable compensation for use and occupancy of the Leased Premises, an amount equal to all fixed annual Base Rent, additional rent and other charges otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the appointment of such trustee under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as LESSOR, in its sole discretion, may deem reasonable, so long as notice of such period is given) of the filing of a petition under any other chapter; (iv) to give LESSOR at least forty-five (45) days' prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days' prior written notice of any abandonment of the Leased Premises, with any such abandonment to be deemed a rejection of this Lease and an abandonment of any property not previously removed from the Leased Premises;
(vi) to do all other things of benefit to LESSOR otherwise required under the Bankruptcy Code; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of any order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

      No default of this Lease by LESSEE, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by LESSOR. It is understood and agreed that this is a Lease of real property and that, therefore, Sec. 365(b) (3) of the Bankruptcy Code is applicable to any proposed assumption of this Lease in a bankruptcy case.

      Included within and in addition to any other conditions or obligations imposed upon LESSEE or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss immediately upon entry of a court order providing for assumption and/or assignment; (ii) the use of the Leased Premises as set forth in the reference data section of this Lease and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale are unchanged; (iii) the payment of any sums which may then be due or which may thereafter become due under the provisions of this Lease; (iv) the debtor, debtor-in-possession, trustee or assignee of such entity demonstrates in writing that it has sufficient background, including, but not limited to, substantial commercial experience in buildings of comparable size and financial ability to operate a commercial establishment out of the Leased Premises in the manner contemplated in this Lease, and meets all other reasonable criteria of LESSOR as did LESSEE upon execution of this Lease; (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Leased Premises at all times remains a single store (if retail) and no physical changes of any kind may be made to the Leased Premises unless in compliance with the applicable provisions of this Lease.

      Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to LESSOR an instrument confirming such assumption in accordance with the terms of Paragraph 21 hereof.

      19. NOTICE. Any notice from the LESSOR to the LESSEE relating to the Leased Premises or to the occupancy thereof shall be deemed duly served, if mailed, registered or certified mail, return receipt requested, postage prepaid, or by a nationally-recognized overnight delivery service, addressed to

                                  ROWECOM INC.
                     60 ABERDEEN AVENUE, CAMBRIDGE, MA 02138
                              ATTENTION: PRESIDENT

      Any notice from the LESSEE to the LESSOR relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent and notices shall be paid and sent to the LESSOR at.

                          WESTERN PROPERTIES MASTER LLC
                                  PO BOX 382663
                       CAMBRIDGE, MASSACHUSETTS 02238-2663

      20. RULES AND REGULATIONS. The LESSOR shall have the right to institute and to change from time to time, rules and regulations for the use of the Building by commercial office Lessees, which rules and regulations shall be reasonable in all instances and shall be uniformly applicable to all commercial Lessees in the Building and the LESSEE agrees to abide thereby, so long as such rules and regulations are not inconsistent with the terms and provisions and do not interfere with the rights of LESSEE under this Lease.

      21. PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

      22. SURRENDER. The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE's goods and effects from the Leased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased Premises). LESSEE shall deliver to the LESSOR the Leased Premises and all keys, locks thereto, and other fixtures connected therewith, and all alterations and additions made to or upon the Leased Premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of the LESSEE's property from the Leased Premises, LESSOR is hereby authorized without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense or to retain the same under LESSOR's control or to sell at public or private sale, with reasonable notice any or all of the property not so removed, and to apply the net proceeds of such sale to the payment of any sum due hereunder.

      23. BROKER. The LESSOR and LESSEE each represent and warrant to the other that each has had no dealings with any Brokers concerning this Lease other than CB Richard Ellis/Whittier (Curtis Cole and Hunter Emerson), and each party agrees to indemnify and hold the other harmless for any damages occasioned to the other by reason of a breach of this representation and warranty. LESSOR shall be solely responsible for payment of a leasing commission to CB Richard Ellis/Whittier.

      24. ESTOPPEL CERTIFICATE. LESSOR and LESSEE each agree at any time from time to time, upon not less than fifteen (15) days prior notice to execute, acknowledge and deliver to the other, a statement in writing, certifying to the extent possible that this Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating such modifications and otherwise certifying if there exists any default under the terms of this Lease and such other information as may be reasonably requested concerning this Lease by the other party or any other third party with a bona fide interest. Should either party fail to deliver to the other party any such statement within fifteen (15) days of receipt of a written notice requesting any such statement, the party failing to deliver any such statement shall pay to the requesting party, the sum of $500.00 per day (as liquidated damages and not as a penalty), for each day after such fifteenth (15th) day during which such failure continues.

      25. SECURITY DEPOSIT. Upon execution of the Lease, LESSEE shall deposit eighty thousand ($80,000.00) dollars with the LESSOR as security for LESSEE's payment of rent and performance of its other obligations under this Lease and any renewals or extensions of this Lease. If LESSEE defaults in its payment of rent or performance of its other obligations under this Lease, LESSOR may use all or part of the security deposit for the payment of rent or any other amount in default, or for the payment of any other amount that LESSOR may spend or become obligated to spend by reason of LESSEE's default, or for the payment to LESSOR or any other loss or damage that LESSOR may suffer by reason of LESSEE's default. If LESSOR so uses any portion of the security deposit, LESSEE will restore the security deposit to its original amount within five (5) days after written demand from LESSOR. The security deposit will not be a limitation on LESSOR's damages or other rights under this Lease, or a payment of liquidated damages, or an advance of the rent. If LESSEE pays the rent and performs all of its other obligations under this Lease, LESSOR will return the unused portion of the security deposit to LESSEE within ten (10) days after the end of the term or such earlier time as provided for hereunder; however, if LESSOR has evidence that the security deposit has been assigned to an assignee of the Lease, LESSOR will return the security deposit to the assignee. LESSOR may deliver the security deposit to a purchaser of the premises and be discharged from further liability with respect to it.

      LESSEE may, at its option, provide LESSOR with an irrevocable letter of credit in lieu of a cash security deposit provided that the letter of credit is in the same amount

($80,000.00) and is from a bank which shall be acceptable to LESSOR in its reasonable discretion. The letter of credit shall be made payable to LESSOR or its successors or assigns as the Lessor under this Lease and shall be freely transferable without cost to any such successor or assignee of LESSOR. Any letter of credit provided shall be good for a period of at least one year. The letter of credit shall only require the presentation to the issuer of a duly authorized certificate of the holder of the letter of credit stating that a default has occurred under this Lease, that all applicable notice and cure periods have expired without cure, and stating the amount of the default and requested draw. LESSEE shall provide a replacement or extended letter of credit (or a cash security deposit) to LESSOR not less than thirty (30) days prior to the expiration of any letter of credit then held by LESSOR. Failure to do so shall be a default under this Lease and LESSOR shall have the right to draw down the full amount of the letter of credit and hold the proceeds as a cash security deposit.

      26. HAZARDOUS WASTE INDEMNITY. LESSEE hereby agrees to indemnify and hold LESSOR harmless from and against any and all demands, claims, actions, losses, damages and liabilities (the "Claims"), which may be imposed on, asserted against or incurred by LESSOR arising from or out of LESSEE's use and occupancy of the Leased Premises, including, without limitation, any and all liabilities pertaining to any present or future use (within the term of this Lease) in violation of any Federal, state, local or other laws, relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the

*** arising out of LESSEE'S use and occupancy of leased premises as referenced above manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

      If any actions or proceeding is brought against LESSOR by reason of any claim***, LESSEE, upon notice from LESSOR, shall defend such action or proceeding by counsel reasonably satisfactory to LESSOR, and LESSEE shall pay all reasonable expenses incurred in connection with defending against such action or proceeding.

      LESSOR has advised LESSEE of the existence of certain environmental conditions released from an underground oil tank, which oil tank was removed from the property in 1972. LESSOR has retained GZA GeoEnvironmental Inc. as its Licensed Site Professional ("LSP"). The LSP has analyzed the site conditions, completed and filed all required regulatory filings, made reccomendations as to various alternatives for remediation of the site, and will supervise and coordinate the performance of said remediation (including removal of oil contaminated soil and the replacement of clean fill), which work is expected to commence in July 1999 and be completed within thirty (30) days. The work contemplated herein shall not materially and adversely affect access to the Leased Premises, and/or the permitted uses or LESSEE's right to use parking spaces except that during a period of not more than thirty (30) days, the LESSOR reserves the right too provide LESSEE with substituted parking spaces provided the same are located within a two (2) block radius of the parking area.

      27. MISCELLANEOUS.

            (a) LESSEE shall submit annual financial statements to the LESSOR including statements of cash flow. If the LESSEE is a publicly traded corporation it shall supply LESSOR, on a quarterly basis, with its 10Q filings.

            (b) The LESSOR reserves the right to assign or transfer any and all of its right, title and interest under the Lease, including but not limited to the benefit of all covenants of the LESSEE hereunder. Notwithstanding anything contained in this Lease to the contrary, it is specifically understood and agreed that the obligations imposed under the LESSOR hereunder shall be binding upon the LESSOR and LESSOR's successors in interest only with respect to breaches occurring during and prior to LESSOR's and LESSOR's successors' ownership of LESSOR's interest hereunder and LESSOR and its said successors in interest shall not be liable for acts and occurrences arising from and after the transfer of their interest as LESSOR hereunder.

            (c) This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

            (d) This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior oral and written negotiations and dealings between them with respect to such subject matter. The agreement of the parties contained in this Lease shall not be modified or amended unless such modification or amendment is in writing and signed by the parties.

            (e) The LESSEE acknowledges that LESSEE has not been influenced to enter into this Lease nor has it relied upon any warranties or representations not set forth or incorporated in this Lease or previously made in writing.

            (f) If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this

Lease or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

            (g) LESSOR shall execute and deliver to LESSEE a notice of this Lease in a form suitable for registering and filing.

      IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 30th day of April 1999.


LESSOR:
WESTERN PROPERTIES MASTER LLC


        /s/ Allan R. Jones                         /s/ [ILLEGIBLE]
----------------------------------            ----------------------------------
NAME:   Allan R. Jones                        WITNESS
OFFICE: Manager - Member
        Hereunto Duly Authorized


LESSEE:
ROWECOM INC.


By      /s/ [ILLEGIBLE]                            /s/ Elizabeth K. Nackley
  --------------------------------            ----------------------------------
NAME:                                         WITNESS
OFFICE: President
        Hereunto Duly Authorized


By      /s/ [ILLEGIBLE]                            /s/ [ILLEGIBLE]
  --------------------------------            ----------------------------------
NAME:                                         WITNESS
OFFICE: Treasurer
        Hereunto Duly Authorized

"EXHIBIT A" (pg 1)
LEASED PREMISES - FIRST FLOOR

                             [GRAPHIC OF FLOOR PLAN]

60 Aberdeen Avenue Cambridge, MA.
The Athenaeum Group 215 First Street, Cambridge, MA 02142   617-492-2155

"EXHIBIT A" (PG 2)                                              60 ABERDEEN AVE.
LEASED PREMISES - SECOND FLOOR                                  CAMBRIDGE, MA.
                                                                SECOND FLOOR

                             [GRAPHIC OF FLOOR PLAN]

60 ABERDEEN AVENUE CAMBRIDGE, MA. - 2ND FLOOR SPACE

                             [GRAPHIC OF FLOOR PLAN]

EXHIBIT A (pg 3)

                             [GRAPHIC OF FLOOR PLAN]

EXHIBIT A (pg 4)

                                   "EXHIBIT B"

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

LESSOR: WESTERN PROPERTIES MASTER LLC, a Delaware limited company.

LESSEE:                 ROWECOM INC. a Massachusetts corporation.

MORTGAGEE:              Century Bank and Trust Company, a Massachusetts trust
                        company.

MORTGAGED PREMISES:     The land and improvements at 60 Aberdeen Avenue,
                        Cambridge, Massachusetts, as more particularly on Exhibit A attached to this Agreement.

LEASE:                  Lease dated as of April __, 1999 between Lessor and
                        Lessee.

LEASED PREMISES:

      AGREEMENT made between Lessor, the Lessee and the Mortgagee named above.

      Lessor is the present owner of the Mortgaged Premises. Mortgagee is the present owner and holder of a mortgage on the Mortgaged Premises as evidenced by a Mortgage and Security Agreement (the "Mortgage") from the Lessor dated ____________ and recorded with the Middlesex South Registry District of the Land Court as Document No. __________ Lessee is the present holder of all rights of the Lessee under the Lease.

      Lessor, Lessee and Mortgagee desire to confirm their understanding with respect to the Lease and the Mortgage.

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lessor, Mortgagee and Lessee hereby agreed and covenant as follows:

      1. Lessor and Lessee agree with Mortgagee that (a) the Lease is in full force and effect and is binding upon Lessee, (b) to the best of Lessee's knowledge there exists no default nor state of facts (including without limitation the granting of the Mortgage to the Mortgagee) which, with the passage of time, could ripen into a default, on the part of either Lessor or Lessee under the Lease, (c) Lessee is obligated o pay rent as provided in the Lease without right of offset or defense, except as provided in the Lease, (d) all rent payable to date has been paid by Lessee, and (e) rent has not been paid for any period beyond the now current rent period.

      2. Subject to the terms hereof, Lessee agrees with Lessor and Mortgagee that the Lease, the leasehold estate created thereby, and all of Lessee's rights thereunder, shall in all respects be subordinate, inferior and subject to the Mortgage and lien and rights of Mortgagee thereunder and any modifications, renewals and extensions thereof. The Mortgagee hereby consents to the Lease.

      3. Notwithstanding that the interest of the Lessor in the Mortgaged Premises shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought by it, or if by any other manner the Mortgagee succeeds to the interest of the Lessor under the Lease, so long s Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed, Mortgagee shall recognize Lessee's rights under the Lease and Lessee's possession of the Leased Premises and Lessee's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, shall not be diminished or interfered with by Mortgagee, and Lessee's occupancy of the Leased Premises shall not be disturbed by Mortgagee for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof.

      4. If the interest of Lessor in the Mortgaged premises shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought to it, or if by any other manner the Mortgagee succeeds to the interest of the Lessor under the Lease, Lessee shall be bound to Mortgagee under all of the terms, covenants ad conditions of the Lease for the balance of the term thereof remaining and any extensions thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Mortgagee were the Lessor under the Lease, and Lessee does hereby attorn to Mortgagee as its Lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee's succeeding to the interest of the Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Mortgagee until Lessee receives written notice from Mortgagee that it has succeeded to there interest of the Lessor under the Lease, which notice shall be binding on Lessor. The respective rights and obligation so Lessee and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporation the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

      5. If Mortgagee shall succeed to the interest of Lessor under the Lease, Mortgagee shall be bound to Lessee under all the terms, covenants ad conditions of the Lease and Lessee shall, from and after Mortgagee's succession to the interest of Lessor under the Lease, have the same remedies against Mortgagee for the breach of an agreement contained in the Lease occurring after the Mortgage has succeeded to the interest of the Lessor that Lessee might have had under the Lease against Lessor if Mortgagee had not succeeded to the interest of Lessor; provided however, that Mortgage shall not be

            (a) liable for any act or omission of any prior landlord, subject to Lessor's continuing repair obligations under the Lease (including the Lessor) (but Mortgagee shall be liable for defaults occurring after Mortgagee succeeds t Lessor's interest under the Lease).

            (b) subject to any offsets or defenses which Lessee might have against any prior landlord, except as otherwise provided under the Lease (including Lessor); or

            (c) bound by any rent which Lessee might have paid for more than 30 days in advance t any prior landlord (including Lessor); or

            (d) bound by any amendment or modification of the Lease made without its written consent.

      6. The term "Mortgagee" shall be deemed to include the Mortgagee named above and any of its successors and assigns, including anyone who shall ave succeeded to Lessor's interest by, through or under foreclosure of the Mortgage, or by deed in lieu of such foreclosure or otherwise.

      7. This Agreement shall inure to the benefit of and by binding upon the parties hereto, and upon their respective successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have hereunto caused this agreement to be duly executed this ________ day of __, 1999.


LESSOR:                                    WESTERN PROPERTIES MASTER LLC

                                           By:_______________________
                                              Allan R. Jones
                                              Manager-Member

LESSEE:                                    ROWECOM INC.

                                           By:________________________


MORTGAGEE:                                 CENTURY BANK AND TRUST
                                           COMPANY

                                           By:________________________
                                              Senior Vice President


                          COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss                                             ________________, 1999

      Then personally appeared the above named Allan R. Jones, Manager - Member of Western Properties Master LLC and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said corporation, before me,


                                                ____________________________
                                                Notary Public

                                                My commission expires:

                                    EXHIBIT C


      Additionally, LESSOR shall defend, with counsel reasonably acceptable to LESSEE, all actions against LESSEE, its directors, stockholders, officers, employees and agents (the "LESSEE Indemnified Parties") with respect to the following matters only, and pay, protect, indemnify and save harmless, to the extent permitted by law, the LESSEE Indemnified Parties from and against any and all costs and expenses of any nature arising out of or claimed to be arising out of, any actual or alleged liability for the cleanup or removal of, or death or injury to person or property or other damages and expenses as a result of an Environmental Condition in each instance to the extent such liability arises out of (a) any matter that occurred or existed on or before the Term Commencement Lease of this Lease, (b) any matter that occurred or exists after the Term Commencement Lease of this Lease (except to the extent that such Environmental Condition results from the acts or omissions of the LESSEE or any third party other than LESSOR), and (c) those matters referenced in Paragraph 26 below. Notwithstanding anything to the contrary contained in this Lease, LESSEE agrees that LESSOR shall not be responsible for, and this indemnity shall not include any Environmental Conditions to the extent that such Environmental Conditions resulted from the actions or omissions of LESSEE or LESSEE's agents, employees, subtenants, contractors, or invitees.

      For purposes of this Section, "Environmental Laws" shall mean any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation, now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S. C.ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S. C.ss.6901 et seq., the Federal Water Pollution Control Act and the Federal Clean Air Act. Provided, however, that the term "Environmental Laws" shall not include the Occupational Safety and Health Act of 1970, PL 91-596, 84 Stat. 1590.

      For purposes of this Section, "Hazardous Substances" shall mean any "oil," "hazardous material," "hazardous waste," or "hazardous substance" (collectively referred to herein as "Hazardous Substances"), as the foregoing terms (in quotations) are defined in the Environmental Laws.

      For purposes of this Section, "Environmental Conditions" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaking, migrating, disposal, release or threat of release of Hazardous Substances on, in, under or from the Demised Premises, or storage of Hazardous Substances on or from the Demised Premises, in each instance, other than in compliance with Environmental Laws.